Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 1, 2011, Bottomline Technologies, Inc. (the “Company” or “Bottomline”) acquired LAS Holdings, Inc. a Delaware corporation doing business as Allegient Systems, Inc. (“Allegient”) for a cash payment of $49.6 million, which consisted of a base purchase price of $48 million plus the impact of certain balance sheet adjustments as stipulated in the merger agreement. The ultimate purchase price remains subject to final balance sheet adjustments which are expected to be finalized by June 30, 2011 and are not projected to be material. Allegient is a provider of advanced capabilities for legal e-billing, bill review and analytics. Allegient’s proprietary Software as a Service (“SaaS”) platform and value-added turnkey solutions will complement and extend the Company’s Legal eXchange portfolio, offering the combined customer base of more than 100 leading insurers enhanced capabilities to effectively manage their legal expenses.

The unaudited pro forma condensed combined balance sheet as of March 31, 2011 was prepared as if the acquisition had occurred on that date and combines the historical consolidated balance sheets of the Company and Allegient as of that date. The unaudited pro forma condensed combined statements of operations for the twelve months ended June 30, 2010 and the nine months ended March 31, 2011 were prepared as if the acquisition had occurred at the beginning of each of those periods and combines the historical consolidated statements of operations of the Company and Allegient for the twelve and nine month periods then ended.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only, to show the effect of the combination of the Company and Allegient on a historical basis. These financial statements do not purport to be indicative of the financial position or results of operations that would have actually occurred had the business combination been in effect at those dates, nor do they project the results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. The purchase price allocation is not finalized, as the Company was still in the process of obtaining fair value estimates of assets acquired (including intangible assets) and liabilities assumed as of the date of this filing. Accordingly, the Company has prepared the pro forma adjustments based on assumptions that it believes are reasonable but that are likely to change as additional information becomes available and the preliminary purchase price allocation is finalized.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2011

(in thousands)

	Historical Bottomline	Historical Allegient	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and marketable securities	$147,441	$4,508	$(49,617	)(A)	$102,332
Accounts receivable, net	36,625	2,536			39,161
Other current assets	8,566	274			8,840

Total current assets	192,632	7,318	(49,617)		150,333
Property and equipment, net	13,996	1,336	(26	)(B)	15,306
Goodwill	77,046		22,154	(C)	99,200
Intangible assets, net	38,881		38,000	(C)	76,881
Other assets	623	880			1,503

Total assets	$323,178	$9,534	$10,511		$343,223

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$8,622	$286			$8,908
Accrued expenses	14,732	1,869	2,429	(D)	19,030
Accrued management fees	—	1,583	(1,583	)(E)	—
Deferred revenue and deposits	40,506				40,506

Total current liabilities	63,860	3,738	846		68,444
Deferred revenue, non current	2,970				2,970
Deferred income taxes	4,473		15,200	(F)	19,673
Other liabilities	2,000	251	10	(G)	2,261

Total liabilities	73,303	3,989	16,056		93,348
Stockholders’ equity:
Preferred stock	—	5,929	(5,929	)(H)	—
Common stock	34	6	(6	)(H)	34
Additional paid-in-capital	402,573	8,821	(8,821	)(H)	402,573
Accumulated other comprehensive loss	(4,462)	—	—		(4,462)
Treasury stock	(20,779)	—	—	(H)	(20,779)
Accumulated deficit	(127,491)	(9,211)	9,211	(H)	(127,491)

Total stockholders’ equity	249,875	5,545	(5,545)		249,875

Total liabilities and stockholders’ equity	$323,178	$9,534	$10,511		$343,223

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED JUNE 30, 2010

(in thousands except per share amounts)

	Historical Bottomline	Historical Allegient	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software licenses	$13,607				$13,607
Subscriptions and transactions	41,421	13,138			54,559
Service and maintenance	94,379				94,379
Equipment and supplies	8,583				8,583

Total revenues	157,990	13,138			171,128
Cost of revenues:
Software licenses	1,082				1,082
Subscriptions and transactions	20,552	4,707			25,259
Service and maintenance	40,772				40,772
Equipment and supplies	6,515				6,515

Total cost of revenues	68,921	4,707			73,628
Gross profit	89,069	8,431			97,500
Operating expenses:
Sales and marketing	34,013	2,627			36,640
Product development and engineering	18,858	880			19,738
General and administrative	16,383	2,048			18,431
Depreciation	—	221			221
Amortization of intangible assets	13,214	179	3,732	(I)	17,125

Total operating expenses	82,468	5,955	3,732		92,155

Income from operations	6,601	2,476	(3,732)		5,345
Other (expense) income, net	(93)	4	(234	)(J)	(323)

Income before provision for income taxes	6,508	2,480	(3,966)		5,022
Provision for income taxes	2,554	410	(1,586	)(K)	1,378

Net income	$3,954	$2,070	$(2,380)		$3,644

Basic and diluted net income per common share	$0.15				$0.14

Shares used in computing basic net income per share	25,552	—	—		25,552
Shares used in computing diluted net income per share	26,696	—	—		26,696

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED MARCH 31, 2011

(in thousands except per share amounts)

	Historical Bottomline	Historical Allegient	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software licenses	$11,702				$11,702
Subscriptions and transactions	38,051	11,796			49,847
Service and maintenance	79,124				79,124
Equipment and supplies	6,255				6,255

Total revenues	135,132	11,796			146,928
Cost of revenues:
Software licenses	873				873
Subscriptions and transactions	20,789	4,227			25,016
Service and maintenance	34,249				34,249
Equipment and supplies	4,820				4,820

Total cost of revenues	60,731	4,227			64,958
Gross profit	74,401	7,569			81,970
Operating expenses:
Sales and marketing	28,251	2,234			30,485
Product development and engineering	16,655	937			17,592
General and administrative	14,408	1,709			16,117
Depreciation	—	203			203
Amortization of intangible assets	8,572	198	2,799	(I)	11,569

Total operating expenses	67,886	5,281	2,799		75,966

Income from operations	6,515	2,288	(2,799)		6,004
Other income, net	448	8	(175	)(J)	281

Income before provision for income taxes	6,963	2,296	(2,974)		6,285
Provision for income taxes	1,128	834	(1,190	)(K)	772

Net income	$5,835	$1,462	$(1,784)		$5,513

Basic net income per common share	$0.19				$0.18
Diluted net income per common share	$0.18				$0.17
		—	—		—
Shares used in computing basic net income per share	31,367	—	—		31,367
Shares used in computing diluted net income per share	33,127				33,127

See accompanying notes

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Pro Forma Adjustments (dollar amounts in thousands):

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(A)	To record cash paid by Bottomline as purchase consideration to the selling stockholders of Allegient. The purchase consideration of $49.6 million was derived from the base purchase price of $48 million, adjusted for Allegient’s cash position (an increase to the base purchase price), debt position (a decrease to the base purchase price) and a working capital adjustment (a decrease to the base purchase price) in each case measured as of the acquisition date and as defined in the merger agreement. The ultimate purchase price is subject to final balance sheet adjustments which are expected to be finalized by June 30, 2011 and are not projected to be material.

(B)	To reflect fair value adjustments for acquired property, plant and equipment.

(C)	To reflect intangible assets arising from the acquisition, as follows:

Tradename	$242
Technology	8,487
Customer related assets	29,271
Goodwill	22,154

$60,154

The valuation of the acquired intangible assets has not been finalized by Bottomline and these intangible asset values are likely to change in the final purchase price allocation.

(D)	To record payroll tax liabilities associated with the exercise and sale of employee stock options and the sale of employee-held shares of Allegient common stock, at acquisition closing.

(E)	To reflect settlement of accrued management fees due to principal selling stockholders of Allegient, at acquisition closing.

(F)	To record the adjustment for deferred tax liabilities arising in the acquisition. The deferred tax liabilities relate to intangible assets that will be amortized for financial reporting purposes but that will not be deductible for tax return purposes.

(G)	To reflect fair value adjustments for capital lease obligations assumed in the acquisition.

(H)	To record the elimination of the historical stockholders equity of Allegient.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations:

(I)	To record additional amortization expense related to intangible assets arising in the Allegient acquisition. The valuation of the acquired intangible assets has not been finalized by Bottomline and the asset values and the estimated asset lives are likely to change in the final purchase price allocation. Further, pro forma amortization expense has been calculated herein using the straight line method. Upon completion of the valuation process, the Company may conclude that the intangible assets should be amortized on a basis other than straight line. For purposes of the pro forma adjustments presented, we have used the following estimated asset lives:

Tradename	3 years
Technology	7 years
Customer related assets	12 years

(J)	To record a reduction in interest income as a result of the cash consideration paid by Bottomline. The pro forma impact on interest income is based on the actual interest income yield experienced by Bottomline during fiscal 2010.

(K)	To record the estimated tax impact of the pro forma adjustments at the statutory tax rates (federal and state) in effect for the historical periods presented.